EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


          We hereby consent to the incorporation by reference in the Registration Statements on (1) Form S-3 (File Nos. 33-61809, 333-52369, 333-52369-01 and 333-52369-02) and (2) Form S-8 (File Nos. 33-40878,
     33-34694,  33-59739, 333-25945 and 333-77125) of Foster Wheeler Corporation
     of our report dated January 25, 2000 relating to the financial statements which appear in this Form 10-K.



     PricewaterhouseCoopers LLP


     New York, New York
     March 1, 2000


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Foster Wheeler Corporation
Revolving Credit Agreements                                        SCHEDULE 1.04

                             DESIGNATED SUBSIDIARIES








                                 NOT APPLICABLE

Foster Wheeler Corporation
Revolving Credit Agreements                                        SCHEDULE 3.01

                                CORPORATE STATUS

                                                            JURISDICTION
                                                            ------------
BORROWER
Foster Wheeler Corporation                                    New York

SIGNIFICANT SUBSIDIARIES
Foster Wheeler Italiana, S.p.A                                Italy
Foster Wheeler Limited                                        United Kingdom
Foster Wheeler Continental Europe S.r.L                       Italy
Foster Wheeler USA Corporation*                               Delaware
Foster Wheeler Energy Corporation*                            Delaware
Foster Wheeler Energy International, Inc.*                    Delaware
                  *DOMESTIC

SPECIAL PURPOSE SUBSIDIARIES
Camden County Energy Recovery Corporation                     Delaware
Constructora Foster Wheeler Concepcion Limitada               Chile
Foster Wheeler Adirondack, Inc.                               Delaware
Foster Wheeler Andes, Inc.                                    Delaware
Foster Wheeler Avon, Inc.                                     Delaware
Foster Wheeler Bedminster, Inc.                               Delaware
Foster Wheeler Bridgewater, Inc.                              Delaware
Foster Wheeler Broome County, Inc.                            Delaware
Foster Wheeler Camden County, Inc.                            Delaware
Foster Wheeler Canadian Resources, Limited                    Canada
Foster Wheeler Canoas, Inc.                                   Delaware
Foster Wheeler Charleston Resource Recovery, Inc.             Delaware
Foster Wheeler Chile, S.A                                     Chile
Foster Wheeler Hudson Falls, Inc.                             Delaware
Foster Wheeler Hungarian Energy, Inc.                         Delaware
Foster Wheeler Hydrobras, Inc.                                Delaware
Foster Wheeler Hydroven, Inc.                                 Delaware
Foster Wheeler Hydrox, Inc.                                   Delaware
Foster Wheeler Irish Peat Power, Inc.                         Ireland
Foster Wheeler Mt. Carmel, Inc.                               Delaware
Foster Wheeler Martinez, Inc.                                 Delaware
Foster Wheeler Midwest, Inc.                                  Delaware
Foster Wheeler Passaic, Inc.                                  Delaware
La Societe d'Energie Foster Wheeler Ltd.                      Canada
Foster Wheeler Penn Resources                                 Delaware
Foster Wheeler Twin Cities                                    Delaware
Foster Wheeler Robbins, Inc.                                  Delaware
Foster Wheeler Santiago, Inc.                                 Delaware
Foster Wheeler Timokhovo, Inc.                                Delaware
Foster Wheeler Facilities Management, Inc.                    Delaware
FWPS Specialty Products, Inc.                                 Delaware

Foster Wheeler Corporation
Revolving Credit Agreements                                        SCHEDULE 3.01
                                                                   Continued

Foster Wheeler Illinois, Inc.                                 Delaware
Foster Wheeler Wood Resources, Inc.                           Delaware
Foster Farms, Inc.                                            Delaware
Chapleau Co-Generation Ltd.                                   Canada
Compania De Hidrogeno De Concepcion, Ltde                     Chile
Posco Gilberton, Inc.                                         California

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Foster Wheeler Corporation
Revolving Credit Agreements                                        SCHEDULE 3.02

                             CONSENTS AND APPROVALS




Boards of Directors of the Credit Parties

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Foster Wheeler Corporation
Revolving Credit Agreements                                        SCHEDULE 3.07

                                  INDEBTEDNESS

Foster Wheeler Corporation
Revolving Credit Agreements                                        SCHEDULE 3.11

                            SIGNIFICANT SUBSIDIARIES
                                                          % Ownership
                                                          -----------
Foster Wheeler Italiana, S.p.A                                100
Foster Wheeler Limited                                        100
Foster Wheeler Continental Europe S.r.L                       100
Foster Wheeler USA Corporation                                100
Foster Wheeler Energy Corporation                             100
Foster Wheeler Energy International, Inc.                     100
Camden County Energy Recovery Corporation                     100
Constructora Foster Wheeler Concepcion Limitada               100
Foster Wheeler Adirondack, Inc.                               100
Foster Wheeler Andes, Inc.                                    100
Foster Wheeler Avon, Inc.                                     100
Foster Wheeler Bedminster, Inc.                               100
Foster Wheeler Bridgewater, Inc.                              100
Foster Wheeler Broome County, Inc.                            100
Foster Wheeler Camden County, Inc.                            100
Foster Wheeler Canadian Resources, Limited                    100
Foster Wheeler Canoas, Inc.                                   100
Foster Wheeler Charleston Resource Recovery, Inc.             100
Foster Wheeler Chile, S.A                                     100
Foster Wheeler Hudson Falls, Inc.                             100
Foster Wheeler Hungarian Energy, Inc.                         100
Foster Wheeler Hydrobras, Inc.                                100
Foster Wheeler Hydroven, Inc.                                 100
Foster Wheeler Hydrox, Inc.                                   100
Foster Wheeler Irish Peat Power, Inc.                         100
Foster Wheeler Mt. Carmel, Inc.                               100
Foster Wheeler Martinez, Inc.                                 100
Foster Wheeler Midwest, Inc.                                  100
Foster Wheeler Passaic, Inc.                                  100
La Societe d'Energie Foster Wheeler Ltd.                      100
Foster Wheeler Penn Resources                                 100
Foster Wheeler Twin Cities                                    100
Foster Wheeler Robbins, Inc.                                  100
Foster Wheeler Santiago, Inc.                                 100
Foster Wheeler Timokhovo, Inc.                                100
Foster Wheeler Facilities Management, Inc.                    100
FWPS Specialty Products, Inc.                                 100
Foster Wheeler Illinois, Inc.                                 100
Foster Wheeler Wood Resources, Inc.                           100
Foster Farms, Inc.                                            100
Chapleau Co-Generation Ltd.                                   100
Compania De Hidrogeno De Concepcion, Ltde                     100
Posco Gilberton, Inc.                                         100

Foster Wheeler Corporation
Revolving Credit Agreements                                        SCHEDULE 3.12

                              PARTNERSHIP INTERESTS

                                                            Foster Wheeler
                                                          Percentage Interest
                                                          -------------------
A/C Power                                                         50
Adirondack Resource Recovery Associates, L.P.                     80
Crossroads Business Center Associates                             50
Camden County Energy Recovery Associates, L.P.                   100
Centro Energia Comunanza S.p.A                                    50
Centro Energia Gas S.p.A                                          50
Centro Energia Operator Ferrara S.r.l                             50
Centro Energia Operator Teverola S.r.l                            50
Centro Energia Teverola S.p.A                                     50
CeraFilter Systems, Inc.                                          50
CeraFilter Systems, L.P.                                          50
Chapleau Co-Generation, A Limited Partnership                    100
Chiyoda-Foster Wheeler and Company LLC                           17.5
East Midlands Power Limited                                       50
Energia Per L'Industria S.c. a r.l                                60
F.FW FiatAvio - Foster Wheeler per l'Energia SpA                  40
Foster Wheeler Crossroads Limited Partnership                    100
Foster Wheeler Somerset Limited Partnership                      100
Foster Wheeler Energy FAKOP Ltd.                                  51
Foster Wheeler Environmental Company Nigeria Limited              87
Foster Wheeler K.K                                                85
Martinez Cogen Limited Partnership                                50
OTEPI FW, S.A                                                     50
Somerset Corporate Center Associates                              50
Cogeneradora Petropower Limitada                                  85
Robbins Resource Recovery Partners L.P.                          100
Foster Wheeler Greenhouses, L.P.                                 100
Foster Wheeler Coque Verde, L.P.                                 100
Compania De Hidrogeno De Concepcion Ltde                         100
Compania de Hidrogeno de Talcahuano                               51
Foster Wheeler Rio Grande, L.P.                                  100
Foster Wheeler Power Machinery Company, Ltd.                      52
Foster Wheeler Petroleum Development & Associates Ltd.            49
Foster Wheeler (Nigeria) Ltd.                                     60
Foster Wheeler Babcock (Pty) Ltd.                                 50
Hungarian Independent Power Producers, L.P.                      100
Hydrogen Company of Paraguana Ltd.                                50
I.S.T.E. S.p.A                                                     7.7
Industrial Pro9motion and Coordination Ltd. S.A                    6.25
Lomellina Energia S.r.l                                           98
Lomellina Energia Operator S.r.l                                 100
Wood Group Engineering                                            10

Foster Wheeler Corporation
Revolving Credit Agreements                                        SCHEDULE 3.12
                                                                   Continued


Oy Bioflow A.B                                                   51
Protos S.p.A                                                      2.95
Sorco Holdings AS                                                33.3
Project Management Holdings Ltd.                                 25
Fibrowatt Limited                                                15
Thai Maintenance Contracting Company Limited (TMC)               49
ThermoEnergy Environmental Corporation                           50.1
Chiyoda-Foster Wheeler Partnership                               50
Tecnicas Reunidas, S.A                                           30
UTE-Carbon II Project                                            61
UTE-Patache Project                                              50

Foster Wheeler Corporation
Revolving Credit Agreements                                        SCHEDULE 3.21

                              ENVIRONMENTAL MATTERS

3.21(a)           Requirements of Law

                  None

3.21(b)           Environmental Permits

                  None

3.21(c)           Continuation of Requirements of Law and Environmental Permits

                  None

3.21(e)           Notice of Claims, Etc.

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") and similar state laws, the current owner or operator of real property and the past owners or operators of real property (if disposal took place during such past ownership or operation) may be jointly and severally liable for the costs of removal or Remediation of toxic or hazardous substances on or under their property, regardless of whether such materials were released in violation of law or whether the owner or operator knew of, or was responsible for, the presence of such substances. Moreover, under CERCLA and similar state laws, persons who arrange for the disposal or treatment of hazardous or toxic substances may also be jointly and severally liable for the costs of the removal or remediation of such substances at a disposal or treatment site, whether or not such site was owned or operated by such person ("off-site facility"). Liability at such off-site facilities is typically allocated among all of the viable responsible parties based on such factors as the relative amount of waste contributed to a site, toxicity of such waste, relationship of the waste contributed by a party to the remedy chosen for the site, and other factors.

The Corporation currently owns and operates industrial facilities and has also transferred its interests in industrial facilities that it formerly owned or operated. It is likely that as a result of its current or former operations, such facilities have been impacted by hazardous substances. The Corporation is not aware of any conditions at its currently owned facilities in the United States that it expects will cause the Corporation to incur significant costs. The Corporation is aware of potential environmental liabilities at facilities that it recently acquired in Europe, but the Corporation has the benefit of an indemnity from the Seller with respect to any required remediation or other environmental violations that it believes will address the costs of any such remediation or other required environmental measures. The Corporation also may receive claims, pursuant to indemnity obligations from owners of recently sold facilities that may require the Corporation to incur costs for investigation and/or remediation. Based on the available information, the Corporation does not believe that such costs will be material. No assurance can be provided that the Corporation will not discover environmental conditions at its currently owned or operated properties, or that additional claims will be made with respect to formerly owned properties, that would require the Corporation to incur material expenditures to investigate and/or remediate such conditions.

The Corporation had been notified that it was a potentially responsible party ("PRP") under CERCLA or similar state laws at three off-site facilities, excluding sites as to which the Corporation has resolved its liability. At each of these sites, the Corporation's liability should be substantially less than the total site remediation costs because the percentage of waste attributable to the Corporation compared to that attributable to all other PRPs is low. The Corporation does not believe that its share of cleanup obligations at any of the three off-site facilities as to which it has received a notice of potential liability will individually exceed $1.0 million.

The Corporation received an Administrative Order and Notice of Civil Administrative Penalty Assessment (the "Administrative Order") dated April 1, 1997 alleging state air act violations at the Camden Project in New Jersey. The Administrative Order seeks a penalty of $32,000 and revocation of the Certificate to Operate. The Corporation requested an administrative hearing to challenge the Administrative Order, which request automatically stayed any permit revocation. The Corporation expects an additional penalty demand to increase to more than $100,000 as a result of other violations which the Corporation expects the state to allege. The Corporation believes that it will be able to address all issues of concern to the state and that the resulting civil penalty will not be material to the Corporation.

The Corporation received a Complaint for Injunction and Civil Penalties from the State of Illinois date April 28, 1998 alleging primarily state air act violations at the Robbins Project (PEOPLE OF THE STATE OF ILLINOIS V. FOSTER WHEELER ROBBINS, INC., filed in the Circuit Court of Cook County, Illinois, County Department, Chancery Division). Although the complaint seeks substantial civil penalties for numerous violations of up to $50,000 for each violation, with an additional penalty of $10,000 for each day of each violation, the maximum allowed under the statute, and an injunction against continuing violations, the Corporation has submitted a plan to the state designed to correct all violations and expects that the resulting penalty will not be material to the Corporation.


3.21(f)           Government Notices of any Liens

                  None

Foster Wheeler Corporation
Revolving Credit Agreements                                        SCHEDULE 6.02

                                      LIENS


                                      NONE